UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 20, 2018, Newmark Group, Inc. (“Newmark”) and BGC Partners, Inc. (“BGC”) issued a joint press release announcing the matters described in Item 8.01. Also in the press release, Newmark announced that it has reaffirmed the entirety of its outlook for the full year 2018 and BGC announced that it has updated its consolidated outlook for the second quarter of 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In the press release, BGC and Newmark use updated non-GAAP financial measures. The updated non-GAAP financial measures for Newmark are included under the heading “Newmark Non-GAAP Financial Measures” below and the updated non-GAAP financial measures for BGC are included under the heading “BGC Non-GAAP Financial Measures” in the BGC 8-K as of the same date.

Item 8.01.	Other Events.

The Transactions

On June 20, 2018, Newmark announced that it had entered into certain transactions related to the monetization of certain shares of Nasdaq, Inc. (“Nasdaq”) common stock it expects to receive in 2019 and 2020 as described below. Net of transaction costs, Newmark received $152,885,669.35 of cash in the second quarter of 2018 with respect to this transaction.

Newmark Partners, L.P. (“Newmark OpCo”), the principal operating subsidiary of Newmark, issued two new series of exchangeable preferred limited partnership units (the “Newmark OpCo EPUs”) to Royal Bank of Canada (“RBC”) for an aggregate amount of approximately $175 million in cash (the “Newmark OpCo Preferred Investment”). Concurrently therewith, Newmark SPV I, LLC, a newly formed Delaware limited liability company and a direct, wholly owned subsidiary of Newmark OpCo (“Newmark SPV”), entered into two variable postpaid forward transactions (together, the “Forward”) with RBC involving up to an aggregate of 1,984,494 shares of Nasdaq, Inc. (“Nasdaq”) common stock (“Nasdaq Shares”) which are expected to be received by Newmark SPV in the fourth quarter of each of 2019 and 2020, as further described below (collectively, with the Newmark OpCo Preferred Investment, the “Transactions”).

As partial consideration for the sale of eSpeed, Inc. to Nasdaq on June 28, 2013, BGC Partners, Inc., the parent company of Newmark, acquired the right to receive up to 14,883,705 Nasdaq Shares, payable ratably through 2027 in the fourth quarter of each year provided that Nasdaq produces at least $25 million in gross revenues for the applicable year (the “Nasdaq Earn-out”). Nasdaq has recorded more than $2.4 billion in gross revenues for each of the past 11 calendar years and generated gross revenues of approximately $4.0 billion in 2017. In connection with the separation of Newmark from BGC in December 2017, the Nasdaq Earn-out was transferred to Newmark OpCo. As a result, Newmark OpCo is entitled to receive the remaining approximately 9.9 million Nasdaq Shares pursuant to the Nasdaq Earn-out, which have an aggregate value of approximately $935 million based on the closing price of Nasdaq Shares on June 18, 2018. In connection with the Transactions, Newmark OpCo has assigned to Newmark SPV its right to receive the Nasdaq Shares pursuant to the Nasdaq Earn-out for the 2019 and 2020 calendar years, which include an aggregate of 1,984,494 Nasdaq Shares, subject to certain conditions and adjustments. Newmark OpCo will retain the right to receive the remaining Nasdaq Shares pursuant to the Nasdaq Earn-out that were not assigned to Newmark SPV.

The Transactions enable Newmark to monetize the Nasdaq Earn-out for each of the 2019 and 2020 calendar years by issuing the Newmark OpCo EPUs for cash. Newmark SPV will deliver a certain number of Nasdaq Shares in exchange for such Newmark OpCo EPUs as settlement of the Forward in 2019 and 2020 (subject to Newmark SPV’s ability to elect certain alternative settlement methods). Additionally, the Forward contains provisions the economic effect of which is equivalent to Newmark SPV purchasing two at-the-money put options with respect to the Nasdaq Shares, which will provide economic protection in the event the Nasdaq Shares decline in value while enabling Newmark to retain any increase in the value of the Nasdaq Shares as fewer Nasdaq Shares will be deliverable to RBC should the value of the Nasdaq Shares rise above the reference price. The Transactions enable Newmark to generate immediate liquidity and recognize permanent equity capital on its balance sheet without expected dilution to Newmark’s stockholders.

In connection with the Transactions, Newmark and/or its subsidiaries entered into the following agreements:

(a)	Newmark SPV entered into the Forward with RBC pursuant to a Confirmation Agreement (the “Confirmation Agreement”), referencing the Nasdaq Shares deliverable to Newmark SPV. Under the Confirmation Agreement, each party has the right to trigger settlement of the Forward at any time during each one-year period commencing on November 30 of the applicable year. Once settlement is triggered, absent contrary election by Newmark SPV, RBC will deliver the applicable series of Newmark OpCo EPUs to Newmark SPV, and Newmark SPV will deliver a number of Nasdaq Shares calculated based on the volume weighted average price (“VWAP”) of Nasdaq Shares for each of 10 trading days prior to trade settlement date using $94.21 as the reference Nasdaq Share price. On each trade settlement date, if the Nasdaq Share price has fallen below the reference price, Newmark SPV delivers a maximum of 992,247 Nasdaq Shares for the applicable tranche and thus the value of the delivered Nasdaq Shares falls with the Nasdaq Share price, and if the Nasdaq Share price has increased, Newmark SPV delivers a number of Nasdaq Shares equal to the fully accreted value of the applicable series of EPUs, which will always be less than the 992,247 Nasdaq Shares receivable by Newmark SPV from Nasdaq with respect to the applicable tranche and thus the value of the Nasdaq Shares retained by Newmark SPV increases as the Nasdaq Share price increases. Although Newmark presently anticipates utilizing the foregoing settlement method, Newmark SPV has the right to elect to receive cash in lieu of the Newmark OpCo EPUs and/or to deliver Newmark Class A common stock, par value $0.01 per share (the “Newmark Common Stock”) in lieu of Nasdaq Shares. The terms of the Forward may be adjusted, and the Forward terminated, in certain circumstances based on Nasdaq corporate actions and other events such as mergers, nationalization and delisting. The Forward also contains certain other customary representations, warranties, covenants, events of default and termination rights. Additional forward transactions referencing Nasdaq Shares may be entered into pursuant to the Confirmation Agreement on economic terms agreed at the time any such additional transaction is entered into.

(b)	Newmark OpCo amended and restated its limited partnership agreement (the “Second A&R Limited Partnership Agreement”). Pursuant to the Second A&R Limited Partnership Agreement, the Newmark OpCo EPUs were authorized and designated as “Series A EPUs” and “Series B EPUs”, which may be exchanged at the election of either Newmark OpCo or the holders of the Newmark OpCo EPUs for up to a maximum of 12,649,471 shares of Newmark Common Stock, based on a price of $14.78 per share, subject to certain conditions including Newmark’s consolidated revenues exceeding $475 million in the third quarters of 2019 or 2020. Newmark does not presently anticipate that such election will be exercised by Newmark or the holders of the Newmark OpCo EPUs. The holders of EPUs are not allocated any gains or losses for tax purposes and are not entitled to regular distributions. The EPUs were issued to RBC pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Audit Committee of the Board of Directors of Newmark has approved the Newmark OpCo Preferred Investments.

(c)	Newmark, Newmark OpCo and RBC entered into a Parent Agreement pursuant to which Newmark and Newmark OpCo, among other things, agreed to observe certain separateness covenants relating to Newmark SPV and provide a limited guaranty in respect of certain delivery obligations of Newmark SPV under the Forward. The assets and liabilities of Newmark SPV are legally separated from other assets and liabilities of Newmark, Newmark OpCo and its affiliates. The assets of Newmark SPV will not be available to its stockholders until the claims of its creditors have been paid.

The foregoing descriptions of the Confirmation Agreement, the Second A&R Limited Partnership Agreement, and the Parent Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Repayment of Term Loan

As previously disclosed, on November 22, 2017, BGC and Newmark entered into an amendment to the unsecured senior revolving credit agreement (the “Credit Agreement”), dated as of September 8, 2017, with Bank of America, N.A., as administrative agent (the “Administrative Agent”), and a syndicate of lenders, pursuant to which the outstanding balance of revolving loans under the Credit Agreement totaling $400 million was converted to a term loan (the “Converted Term Loan”) and assumed by Newmark. Newmark is required to and has used the net proceeds from the Newmark OpCo Preferred Investment to repay approximately $153 million of the outstanding principal amount under the Converted Term Loan, which amount then became available for BGC to draw upon under its revolving credit facility under the Credit Agreement. After such repayment, approximately $247 million of the Converted Term Loan remains outstanding.

Newmark Non-GAAP Financial Measures

In the press release, Newmark uses non-GAAP financial measures including, but not limited to, “pre-tax Adjusted Earnings” and “post-tax Adjusted Earnings,” which are supplemental measures of operating results that are used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. Newmark believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for, among other things, dividends and/or distributions to Newmark’s common stockholders and holders of Newmark Holdings partnership units during any period.

As compared with items such as “Income (loss) before income taxes and noncontrolling interests” and “Net income (loss) for fully diluted shares” all prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash compensation and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders, as described below. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary operating results of Newmark.

Adjustments Made to Calculate Newmark’s Pre-Tax Adjusted Earnings

Newmark defines pre-tax Adjusted Earnings as GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries, excluding certain items such as:

*	The impact of any unrealized non-cash mark-to-market gains or losses on “other income (loss)” related to the variable share forward (“Nasdaq Forward”) agreement with respect to Newmark’s expected receipt of the Nasdaq payments in 2019 and 2020;
*	Non-cash asset impairment charges, if any;
*	Allocations of net income to limited partnership units;
*	Non-cash charges related to the amortization of intangibles with respect to acquisitions;
*	Non-cash charges relating to grants of exchangeability to limited partnership units.

Virtually all of the Company’s key executives and producers have partnership or equity stakes in the Company and receive deferred equity or limited partnership units as part of their compensation. A significant percentage of Newmark’s fully diluted shares are owned by the Company’s executives, partners and employees. The Company issues limited partnership units and grants exchangeability to unit holders to provide liquidity to Newmark’s employees, to align the interests of the Company’s employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.

When the Company issues limited partnership units, the shares of common stock into which the units can be ultimately exchanged are included in Newmark’s fully diluted share count for Adjusted Earnings at the beginning of the subsequent quarter after the date of grant. Newmark includes such shares in the Company’s fully diluted share count when the unit is granted because the unit holder is expected to be paid a pro-rata distribution based on Newmark’s calculation of Adjusted Earnings per fully diluted share and because the holder could be granted the ability to exchange their units into shares of common stock in the future. Non-cash charges with respect to grants of exchangeability reflect the value of the shares of common stock into which the unit is exchangeable when the unit holder is granted exchangeability not previously expensed in accordance with GAAP. The amount of non-cash charges relating to grants of exchangeability the Company uses to calculate pre-tax Adjusted Earnings on a quarterly basis is based upon the Company’s estimate of expected grants of exchangeability to limited partnership units during the annual period, as described further below under “Adjustments Made to Calculate Post-Tax Adjusted Earnings.”

Adjusted Earnings also excludes non-cash GAAP gains attributable to originated mortgage servicing rights (which Newmark refer to as “OMSRs”) and non-cash GAAP amortization of mortgage servicing rights (which the Company refers to as “MSRs”). Under GAAP, the Company recognizes OMSRs gains equal to the fair value of servicing rights retained on mortgage loans originated and sold. Subsequent to the initial recognition at fair value, MSRs are carried at the lower of amortized cost or fair value and amortized in proportion to the net servicing revenue expected to be earned. However, it is expected that any cash received with respect to these servicing rights, net of associated expenses, will increase Adjusted Earnings (and Adjusted EBITDA) in future periods.

Additionally, Adjusted Earnings calculations exclude certain unusual, one-time or non-recurring items, if any. These items are excluded from Adjusted Earnings because the Company views excluding such items as a better reflection of the ongoing, ordinary operations of Newmark. Newmark’s definition of Adjusted Earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. Management believes that excluding such gains and charges also best reflects the ongoing operating performance of Newmark.

Adjustments Made to Calculate Newmark’s Post-Tax Adjusted Earnings

Because Adjusted Earnings are calculated on a pre-tax basis, Newmark also intends to report post-tax Adjusted Earnings to fully diluted stockholders. Newmark defines post-tax Adjusted Earnings to fully diluted stockholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below.

The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, Newmark estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected grants of exchangeability to limited partnership units during the annual period. The resulting annualized tax rate is applied to Newmark’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.

To determine the non-GAAP tax provision, Newmark first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include non-cash charges with respect to grants of exchangeability, certain charges related to employee loan forgiveness, certain net operating loss carryforwards when taken for statutory purposes, and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans, changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange, variations in the value of certain deferred tax assets and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.

After application of these previously described adjustments, the result is the Company’s taxable income for Newmark’s pre-tax Adjusted Earnings, to which the Company then applies the statutory tax rates. This amount is the Company’s non-GAAP tax provision. Newmark views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of Newmark’s non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.

Generally, the most significant factor affecting this non-GAAP tax provision is the amount of non-cash charges relating to the grants of exchangeability to limited partnership units. Because the non-cash charges relating to the grants of exchangeability are deductible in accordance with applicable tax laws, increases in exchangeability have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing Newmark’s post-tax Adjusted Earnings.

Management uses post-tax Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the business, to make decisions with respect to the Company’s operations, and to determine the amount of dividends payable to common stockholders and distributions payable to holders of limited partnership units.

Newmark incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., Newmark is expected to operate principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Calculations of Newmark’s Pre-Tax and Post-Tax Adjusted Earnings per Share

Newmark’s Adjusted Earnings per share calculations assume either that:

*	The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated interest expense, net of tax, when the impact would be dilutive; or
*	The fully diluted share count excludes the shares related to these instruments, but includes the associated interest expense, net of tax.

The share count for Adjusted Earnings excludes certain shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to Newmark’s common stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax Adjusted Earnings per fully diluted share. Newmark may also pay a pro-rata distribution of net income to limited partnership units, as well as to Cantor for its noncontrolling interest. The amount of this net income, and therefore of these payments per unit, would be determined using the above definition of pre-tax Adjusted Earnings using the fully diluted share count. The declaration, payment, timing and amount of any future dividends payable by the Company will be at the discretion of its board of directors using the fully diluted share count.

Other Matters with Respect to Newmark’s Adjusted Earnings

The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of Newmark’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that Adjusted Earnings measures and the GAAP measures of financial performance should be considered together.

Newmark anticipates providing forward-looking guidance for GAAP revenues and for certain Adjusted Earnings measures from time to time. However, the Company does not anticipate providing an outlook for GAAP results other than revenue. This is because certain GAAP items, which are excluded from Adjusted Earnings, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible to forecast GAAP results or to quantitatively reconcile GAAP results to non-GAAP results with sufficient precision unless Newmark makes unreasonable efforts. The items that are difficult to predict on a quarterly basis with precision and which can have a material impact on the Company’s GAAP results include, but are not limited, to the following:

*	Allocations of net income and grants of exchangeability to limited partnership units, which are determined at the discretion of management throughout and up to the period-end;
*	The impact of certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging including with respect to the Nasdaq Forward. These items are calculated using period-end closing prices;
*	Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and
*	Acquisitions, dispositions and/or resolutions of litigation, which are fluid and unpredictable in nature.

Newmark’s Adjusted EBITDA and Adjusted EBITDA Before Allocations to Units Defined

Newmark provides a non-GAAP financial performance measure, “Adjusted EBITDA,” which the Company defines as “Net income (loss) for fully diluted shares” derived in accordance with GAAP and adjusted for the addition of the following items (the last two items of which are discussed further in section of this documents called “Adjustments Made to Calculate Pre-Tax Adjusted Earnings.”)

*	Provision (benefit) for income taxes;
*	Net income (loss) attributable to noncontrolling interest;
*	Employee loan amortization and reserves on employee loans;
*	Interest expense;
*	Fixed asset depreciation and intangible asset amortization;
*	Non-cash charges relating to grants of exchangeability to limited partnership units;
*	Other non-cash charges related to equity-based compensation;
*	Other non-cash income (loss); and
*	Net non-cash GAAP gains related to OMSRs and MSRs amortization.

The Company also discloses “Adjusted EBITDA before allocations to units,” which is Adjusted EBITDA excluding GAAP charges with respect to allocations of net income to limited partnership units. Such allocations represent the pro-rata portion of pre-tax earnings available to such unit holders. These units are included in the fully-diluted share count, and are exchangeable on a one-to-one basis, subject to certain adjustments, into shares of Newmark’s Class A common stock. As these units are exchanged into shares of the Company’s Class A common stock, unit holders will become entitled to cash dividends paid on the shares of the Class A common stock rather than cash distributions in respect of the units. The Company views such allocations as economically equivalent to dividends on common shares. Because dividends paid to common shares are not an expense under GAAP, management believes similar allocations of income to unit holders should also be excluded by investors when analyzing Newmark’s results on a fully-diluted basis with respect to Adjusted EBITDA.

The Company’s management believes that these Adjusted EBITDA measures are useful in evaluating Newmark’s operating performance, because the calculations of these measures generally eliminate the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses these measures to evaluate operating performance and for other discretionary purposes. Newmark believes that these Adjusted EBITDA measures are useful to investors to assist them in achieving a more complete picture of the Company’s financial condition and results of operations.

Because these Adjusted EBITDA measures are not recognized measurements under GAAP, investors should use these measures in addition to “Net income (loss) for fully diluted shares” when analyzing Newmark’s operating performance. Because not all companies use identical Adjusted EBITDA calculations, the Company’s presentation of these Adjusted EBITDA measures may not be comparable to similarly-titled measures of other companies. Furthermore, these Adjusted EBITDA measures are not intended to be measures of free cash flow or GAAP cash flow from operations, because these Adjusted EBITDA measures do not consider certain cash requirements, such as tax and debt service payments.

Discussion of Forward-Looking Statements

Statements contained or incorporated by reference herein regarding Newmark, Newmark OpCo, Newmark SPV, the Newmark OpCo Preferred Investment or the Forward that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, Newmark and BGC undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s and BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Item 9.01.	Financial Statement and Exhibits (d) Exhibits

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Variable Postpaid Forward Transaction Confirmation Agreement by and between Newmark SPV I, LLC and Royal Bank of Canada, dated as of June 18, 2018

10.2	Second Amended and Restated Limited Partnership Agreement of Newmark Partners, L.P., dated as of June 19, 2018

10.3	Parent Agreement by and among Newmark Partners, L.P., Newmark Group, Inc. and Royal Bank of Canada, dated as of June 18, 2018

99.1	Newmark Group, Inc. and BGC Partners, Inc. Joint Press Release, dated June 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: June 20, 2018	By:	/S/ HOWARD W. LUTNICK
Name: Howard W. Lutnick
Title: Chairman

[Signature Page to Form 8-K, dated June 18, 2018, regarding updated Outlook and Nasdaq share transactions]